Exhibit 99.1
LENDINGTREE REPORTS THIRD QUARTER 2023 RESULTS

AEBITDA Rebound Driven by Strong Segment Margins and Expense Discipline

•Consolidated revenue of $155.2 million
•GAAP net loss of $(148.5) million or $(11.43) per diluted share, inclusive of after-tax impairment charges of ($145.9) million
•Variable marketing margin of $67.7 million
•Adjusted EBITDA of $21.8 million
•Adjusted net income per share of $0.61

CHARLOTTE, NC - October 31, 2023 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended September 30, 2023.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"We generated $22 million of Adjusted EBITDA, the top end of our outlook, and an Adjusted EBITDA margin of 14% - strong results which benefited from operating efficiencies and ongoing expense discipline," said Doug Lebda, Chairman and CEO. "Despite the difficult revenue environment, we have successfully increased margins in the Consumer and Insurance segments through targeted operational improvements. Recent conversations with our insurance carrier partners indicate deflationary trends for autos, combined with multiple rounds of increases in premium rates across most states, are creating a backdrop for solid growth in that segment next year. These partners have also expressed high levels of satisfaction with our products and by all indications we have taken market share from our competitors. We will continue delivering exceptional results to them, matching our record volume of customers searching for new policies, in order to maintain those gains as their advertising budgets increase."

Trent Ziegler, CFO, added, "We have reduced headcount by over 30% from a year ago. Our annualized operating expenses are now running below 2019 levels. We have strategically simplified our business while focusing resources on improving our core marketplace. The investment in growth initiatives has been paired down to those with the greatest chances of success, such as our revamped TreeQual platform that is already in testing with six credit card issuers. Our ability to generate attractive levels of AEBITDA and free cash flow regardless of the revenue environment is a testament to the strength of our business model. Finally, we continue to maintain a significant cash balance that provides us flexibility in addressing future debt maturities."

Third Quarter 2023 Business Results
•Home segment revenue of $33.4 million decreased 49% over third quarter 2022 and produced segment profit of $11.3 million, down 53% over the same period.
◦Within Home, revenue from Home Equity of $20.1 million decreased 31% over prior year.
•Consumer segment revenue of $67.3 million declined 34% over third quarter 2022.
◦Within Consumer, personal loans revenue of $26.5 million declined 30% over prior year.

◦Revenue from our small business offering decreased 28% over prior year.
◦Credit card revenue of $14.6 million was down 40% over prior year.
•Insurance segment revenue of $54.5 million decreased 22% over third quarter 2022 and translated into segment profit of $23.4 million, up 4% over the same period.
•Through September 30, 2023, 27.6 million consumers have signed up for Spring (formerly MyLendingTree).

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2023	2022	% Change	2023	% Change

Total revenue	$155.2	$237.8	(35)%	$182.5	(15)%

(Loss) income before income taxes	$(152.0)	$(22.8)	(567)%	$0.1	—%
Income tax benefit (expense)	$3.5	$(135.9)	103%	$(0.2)	—%
Net loss	$(148.5)	$(158.7)	6%	$(0.1)	—%
Net loss % of revenue	(96)%	(67)%		—%

Loss per share
Basic	$(11.43)	$(12.44)		$(0.01)
Diluted	$(11.43)	$(12.44)		$(0.01)

Variable marketing margin
Total revenue	$155.2	$237.8	(35)%	$182.5	(15)%
Variable marketing expense (1) (2)	$(87.5)	$(163.1)	(46)%	$(106.0)	(17)%
Variable marketing margin (2)	$67.7	$74.7	(9)%	$76.5	(12)%
Variable marketing margin % of revenue (2)	44%	31%		42%

Adjusted EBITDA (2)	$21.8	$9.8	122%	$26.7	(18)%
Adjusted EBITDA % of revenue (2)	14%	4%		15%

Adjusted net income (loss) (2)	$7.9	$(4.6)	272%	$14.7	(46)%

Adjusted net income (loss) per share (2)	$0.61	$(0.36)	269%	$1.14	(46)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2023	2022	% Change	2023	% Change
Home (1)
Revenue	$33.4	$64.9	(49)%	$41.6	(20)%
Segment profit	$11.3	$24.1	(53)%	$13.3	(15)%
Segment profit % of revenue	34%	37%		32%

Consumer (2)
Revenue	$67.3	$102.7	(34)%	$82.5	(18)%
Segment profit	$34.4	$45.8	(25)%	$40.7	(15)%
Segment profit % of revenue	51%	45%		49%

Insurance (3)
Revenue	$54.5	$70.2	(22)%	$58.4	(7)%
Segment profit	$23.4	$22.6	4%	$24.8	(6)%
Segment profit % of revenue	43%	32%		42%

Other (4)
Revenue	$—	$—	—%	$—	—%
(Loss)	$—	$(0.2)	100%	$(0.3)	100%

Total revenue	$155.2	$237.8	(35)%	$182.5	(15)%

Total segment profit	$69.1	$92.3	(25)%	$78.5	(12)%
Brand marketing expense (5)	$(1.4)	$(17.6)	(92)%	$(2.0)	(30)%
Variable marketing margin	$67.7	$74.7	(9)%	$76.5	(12)%
Variable marketing margin % of revenue	44%	31%		42%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, and home equity loans. We ceased offering reverse mortgage loans in Q4 2022.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts and debt settlement. We ceased offering credit repair with the closing of Ovation at the end of Q2 2023.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we are updating our outlook for full-year 2023.
▪Revenue of $670 - $680 million compared to the prior range of $680 - $700 million
▪Variable Marketing Margin of $275 - $285 million vs prior range of $275 - $290 million
▪Adjusted EBITDA of $74 - $80 million vs prior range of $70 - $80 million
Our updated outlook implies the following for fourth-quarter 2023:
▪Revenue: $132 - $142 million
▪Variable Marketing Margin: $55 - $65 million
▪Adjusted EBITDA: $11 - $17 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's third quarter 2023 financial results will be webcast live today, October 31, 2023 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(in thousands)
Selling and marketing expense	$97,244	$116,065	$176,875
Non-variable selling and marketing expense (1)	(9,805)	(10,107)	(13,731)
Variable marketing expense	$87,439	$105,958	$163,144

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net loss, the most directly comparable table GAAP measure, to variable marketing margin and net loss % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(in thousands, except percentages)
Net loss	$(148,465)	$(115)	$(158,684)
Net loss % of revenue	(96)%	—%	(67)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	7,570	9,302	14,105
Non-variable selling and marketing expense (1)	9,805	10,107	13,731
General and administrative expense	26,380	29,160	39,540
Product development	10,840	10,601	14,043
Depreciation	4,760	4,684	5,274
Amortization of intangibles	1,981	1,982	6,582
Goodwill impairment	38,600	—	—
Restructuring and severance	1,955	3,558	—
Litigation settlements and contingencies	(150)	488	(7)
Interest expense (income), net	7,097	6,940	5,720
Other expense (income)	110,910	(439)	(1,523)
Income tax (benefit) expense	(3,534)	227	135,911
Variable marketing margin	$67,749	$76,495	$74,692
Variable marketing margin % of revenue	44%	42%	31%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net loss, the most directly comparable table GAAP measure, to adjusted EBITDA and net loss % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(in thousands, except percentages)
Net loss	$(148,465)	$(115)	$(158,684)
Net loss % of revenue	(96)%	—%	(67)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,981	1,982	6,582
Depreciation	4,760	4,684	5,274
Restructuring and severance	1,955	3,558	—
Loss on impairments and disposal of assets	88	140	834
Loss on impairment of investments	113,064	1,440	—
Goodwill impairment	38,600	—	—
Non-cash compensation	8,592	9,204	15,575
Acquisition expense	—	4	104
Litigation settlements and contingencies	(150)	488	(7)
Interest expense (income), net	7,097	6,940	5,720
Dividend income	(2,154)	(1,879)	(1,523)
Income tax (benefit) expense	(3,534)	227	135,911
Adjusted EBITDA	$21,834	$26,673	$9,786
Adjusted EBITDA % of revenue	14%	15%	4%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net loss, the most directly comparable table GAAP measure, to adjusted net income (loss) and net loss per diluted share to adjusted net income (loss) per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
	(in thousands, except per share amounts)
Net loss	$(148,465)	$(115)	$(158,684)
Adjustments to reconcile to adjusted net income:
Restructuring and severance	1,955	3,558	—
Goodwill impairment	38,600	—	—
Loss on impairments and disposal of assets	88	140	834
Loss on impairment of investments	113,064	1,440	—
Non-cash compensation	8,592	9,204	15,575
Acquisition expense	—	4	104
Litigation settlements and contingencies	(150)	488	(7)
Income tax (benefit) expense from adjusted items	(5,764)	—	(3,842)
Excess tax expense from stock-based compensation	—	—	1,752
Income tax expense from valuation allowance	—	—	139,670
Adjusted net income (loss)	$7,920	$14,719	$(4,598)

Net loss per diluted share	$(11.43)	$(0.01)	$(12.44)
Adjustments to reconcile net loss to adjusted net income (loss)	12.04	1.15	12.08
Adjustments to reconcile effect of dilutive securities	—	—	—
Adjusted net income (loss) per share	$0.61	$1.14	$(0.36)

Adjusted weighted average diluted shares outstanding	12,999	12,928	12,758
Effect of dilutive securities	6	13	—
Weighted average diluted shares outstanding	12,993	12,915	12,758
Effect of dilutive securities	—	—	—
Weighted average basic shares outstanding	12,993	12,915	12,758

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company's marketing efforts. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel related expenses. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP net income and GAAP net income per diluted share by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income and GAAP net income per diluted share.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items.

Adjusted net income is defined as net (loss) income from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) expense from a full valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2022, in our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of over 600 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
investors@lendingtree.com

Media Contact:
press@lendingtree.com